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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 13, 1996

                        Transworld Home HealthCare, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)



         1-11570                                         13-3098275
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(Commission File Number)                    (I.R.S. Employer Identification No.)


  75 Terminal Avenue, Clark, New Jersey                                 07066
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(Address of principal executive offices)                              (Zip Code)

        Registrant's telephone number, including area code (908) 340-1144


                  11 Skyline Drive, Hawthorne, New York 10532
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         (Former name or former address, if changed since last report.)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) On November 13, 1996, Transworld Home HealthCare, Inc. (the "Company") acquired from Chase Manhattan Bank and European American Bank (collectively the "Lenders") for a purchase price of $21,262,500, the senior secured indebtedness (the "Loans") of Health Management, Inc. ("HMI") under the Credit Agreement (the "Credit Agreement") dated March 31, 1995 between HMI, its subsidiaries and the Lenders. In addition, subject to the terms and conditions of an agreement between the Company and HMI dated November 13, 1996 (the "Supplemental Agreement"), the Company also agreed to lend to HMI from time to time, approximately $3,000,000 for working capital purposes and to forebear from exercising any remedies under the Credit Agreement until December 12, 1996. As of November 13, 1996 the Company advanced to HMI for working capital purposes, $2,119,300. The purchase price for the acquisition of the Loans was paid through funds available under the Company's senior secured revolving credit facility.

(b) On such date, (i) the Company and HMI also entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which the Company will acquire at closing newly issued HMI common shares representing approximately 49% of HMI's then outstanding common stock for a purchase price of approximately $8,900,000 (less amounts advanced pursuant to the Supplemental Agreement), (ii) HMI issued to the Company an option whereby the Company was granted the right to acquire during the one year period following the closing of the Stock Purchase Agreement, newly issued shares representing up to an additional 2% of HMI's then outstanding common stock for a purchase price of $1.00 per share (less amounts advanced pursuant to the Supplemental Agreement and not deducted under the Stock Purchase Agreement) and (iii) the Company and HMI entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby HMI will be acquired by the Company at a purchase price of $2.00 per share for each outstanding share of HMI common stock not already owned by the Company. At the closing of the Stock Purchase Agreement, the Company and HMI will enter into a Registration Rights Agreement providing for the registration under the Securities Act of 1933, commencing with the earlier of June 30, 1997 or the date on which the Merger Agreement is terminated, of the shares of HMI common stock acquired by the Company pursuant to the Stock Purchase Agreement and the option.

         Consummation of the Stock Purchase Agreement and the Merger Agreement is subject to various conditions, including receipt of financing by the Company sufficient to complete the stock purchase and


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         merger and approval of the required lenders under its senior secured revolving credit facility, receipt of certain regulatory approvals, delivery by HMI of additional disclosure material and the Company's satisfaction therewith and, in the case of the Merger Agreement, approval by HMI's stockholders.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  1. Purchase and Sale Agreement dated as of November 12, 1996 between the Company and European American Bank (incorporated herein by reference to Exhibit 7 to the Schedule 13D filed by the Company, Hyperion Partners II L.P., Hyperion Ventures II L.P., Hyperion Funding II Corp., Lewis S. Ranieri and Scott A. Shay on or about November 22, 1996).

                  2. Purchase and Sale Agreement dated of November 12, 1996 between the Company and the Chase Manhattan Bank (incorporated herein by reference to Exhibit 6 to the Schedule 13D filed by the Company, Hyperion Partners II L.P., Hyperion Ventures II L.P., Hyperion Funding II Corp., Lewis S. Ranieri and Scott A. Shay on or about November 22, 1996).


                  3. First Amendment to Credit Agreement and to Pledge Agreement dated as of November 13, 1996, between the Company and Bankers Trust Company (incorporated herein by reference to Exhibit 3 to the Schedule 13D filed by the Company, Hyperion Partners II L.P., Hyperion Ventures II L.P., Hyperion Funding II Corp., Lewis S. Ranieri and Scott A. Shay on or about November 22, 1996).

                  4. Agreement dated as of November 13, 1996 between the Company, HMI, Home Care Management, Inc., HMI Illinois, Inc., HMI Pennsylvania, Inc., Health Reimbursement Corporation, HMI Retail Corp., Inc., HMI PMA, Inc. and HMI Maryland, Inc. (incorporated herein by reference to Exhibit 8 to the Schedule 13D filed by the Company, Hyperion Partners II L.P., Hyperion Ventures II L.P., Hyperion Funding II Corp., Lewis S. Ranieri and Scott A. Shay on or about November 22, 1996).

                  5. Agreement and Plan of Merger dated as of November 13, 1996 among the Company, IMH Acquisition Corp. and HMI (incorporated herein by reference to Exhibit 4 to the Schedule


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                           13D filed by the Company, Hyperion Partners II L.P.,
                           Hyperion Ventures II L.P., Hyperion Funding II Corp., Lewis S. Ranieri and Scott A. Shay on or about November 22, 1996).

                  6. Stock Purchase Agreement dated as of November 13, 1996 between HMI and the Company (incorporated herein by reference to Exhibit 5 to the Schedule 13D filed by the Company, Hyperion Partners II L.P., Hyperion Ventures II L.P., Hyperion Funding II Corp., Lewis S. Ranieri and Scott A. Shay on or about November 22,
                           1996).




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Transworld Home HealthCare, Inc.
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                                                    (Registrant)


Date:  November 26, 1996                   By: /s/ Wayne A. Palladino
                                             ___________________________________
                                               Wayne A. Palladino
                                               Senior Vice President and
                                                 Chief Financial Officer



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